                                                                     EXHIBIT 5.1


                                        December 20, 2000


JagNotes.com Inc.
226 West 26th Street
Studio D
New York, New York 10001

         Re: Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to JagNotes.com Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 3,645,556 shares (the "Shares") of Common Stock, par value $.00001 per share, which may be issued under the Company's 1999 Long-Term Incentive Plan (the "Plan").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Articles of Incorporation of the Company, the By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed in rendering our opinion that the Plan and all amendments thereto have been duly and validly adopted by the Company.

         Based upon the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

         2. The Shares, when issued pursuant to options duly and validly granted in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

         We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Nevada.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Morgan, Lewis & Bockius LLP
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                                        Morgan, Lewis & Bockius LLP